UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2010

KORE NUTRITION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153243
(Commission File Number)

N/A
(IRS Employer Identification No.)

2505 Anthem Village, Suite E-460, Henderson, NV 89052
(Address of principal executive offices and Zip Code)

702.505.9797
(Registrant’s telephone number, including area code)

Suite 200 – 736 Granville Street, Vancouver, British Columbia Canada V6Z 1G3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors” commencing on page 9, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: a continued downturn in international economic conditions; any adverse occurrence with respect to the development or marketing of our drink products; any adverse occurrence with respect to any of our licensing agreements; our ability to successfully bring products to market; product development or other initiatives by our competitors; fluctuations in the availability and cost of materials required to produce our products; any adverse occurrence with respect to distribution of our products; potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; and other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “Kore” mean Kore Nutrition Incorporated and our wholly-owned subsidiary Go All In, Inc. Unless otherwise stated, “$” refers to United States dollars.

Item 2.01	Completion of Acquisition of Assets

On February 26, 2010, we entered into a share exchange agreement with Go All In, Inc. (“All In”). The closing of the agreement occurred on March 31, 2010. Pursuant to the terms of the agreement, we agreed to acquire all of the issued and outstanding common shares of All In from the shareholders of All In in exchange for the issuance by us to the shareholders of All In of an aggregate of 32,500,000 shares of our common stock, on a pro rata basis. Subsequent to the entry into the share exchange agreement, the parties agreed to increase the number of shares to be issued to the All In shareholders to an aggregate of 35,425,000 shares, of which 30,687,124 shares of common stock were issued effective March 31, 2010. We issued 22,000,232 shares to fourteen All In shareholders who are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 8,686,892 shares to eight All In shareholders who are U.S. persons pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. As a result of the closing of the share exchange agreement, All In became a wholly-owned subsidiary of our company.

A copy of the share exchange agreement was filed as Exhibit 2.1 to our current report on Form 8-K that was filed with the Securities and Exchange Commission on March 4, 2010 and is incorporated herein by reference. The following description of the terms of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement.

In connection with the entry into the share exchange agreement, we granted All In a bridge loan pursuant to the terms of a promissory note in the principal amount of $150,000 which bears interest at the rate of 7.5% per month. The bridge loan is repayable on September 1, 2010. In the event that All In has not repaid the entire principal amount of the note and all accrued interest thereon by September 1, 2010, we will have the right to convert any outstanding principal and accrued interest into common shares in the capital of All In at the conversion price of $0.50 per share. The proceeds of this loan were derived from a demand promissory note in the principal amount of $50,000 and a convertible promissory note, in the principal amount of $100,000 that is convertible into shares of our common stock at the conversion price of $0.50 per share. The convertible note was converted into 200,000 shares of our common stock at the conversion price of $0.50 per share effective March 31, 2010. The convertible note and the shares of common stock issued upon the conversion of the convertible note were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Pursuant to the terms of the share exchange agreement, on March 31, 2010, we issued 1,000,000 shares of our common stock to Venturex Global Investment Corp., at a deemed price of $0.50 per share, in full and final settlement of a promissory note in the principal amount of $500,000 issued by All In to Venturex. We issued the shares to Venturex, a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Further, in connection with the closing of the share exchange agreement, on March 31, 2010, we completed a non-brokered private placement, pursuant to which we issued 2,000,000 units at a price of $0.50 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of our common stock at the exercise price of $0.60 per share until March 31, 2012. The units were issued to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Upon the closing of the share exchange agreement, our board of directors appointed Messrs. Jason Chan, Jeffrey Todd, Larry Lucas, and Paul Taylor as directors of our company. Deanna Embury remains as a director of our company. Effective as of the closing of the agreement, Katherine Rodgers resigned as an officer and director of our company and our board of directors appointed Jason Chan as the secretary of our company. In connection with the closing of the agreement, Deanna Embury and Katherine Rodgers agreed to return an aggregate of 101,080,000 restricted shares of our common stock to treasury for cancellation in exchange for the aggregate payment by our company to Deanna Embury and Katherine Rodgers of $40,000.

At the closing of the share exchange agreement, we entered into escrow agreements with certain shareholders of All In, pursuant to which such shareholders agreed not to offer, sell, assign, pledge or otherwise transfer the shares of our common stock they received in connection with the closing of the share exchange agreement, other than in accordance with the terms of the escrow agreement. The remaining shareholders of All In who were issued shares effective March 31, 2010 entered into lock-up agreements with our company, pursuant to which they have agreed not to offer, sell, assign pledge or otherwise transfer their shares of our common stock received in connection with the closing of the share exchange agreement other than in accordance with the terms of the lock-up agreements.

Within 90 days of the closing of the share exchange agreement, we are required to:

(a)

file an amendment to our certificate of incorporation with the Secretary of State of the State of Nevada to change our name from “Kore Nutrition Incorporated” to “Go All In Inc.”, in accordance with applicable corporate and securities laws; and

(b)	assign, transfer and grant all intellectual property assets relating to our snack products business to Deanna Embury and Katherine Rodgers.

Further, if All In achieves net revenues, as determined in accordance with United States generally accepted accounting principles, of $250,000 (evidenced by audited financial statements of All In reflecting same), within 45 days of All In providing such financial statements to our company, we will arrange for a milestone payment of $500,000 to be paid to All In.

Except for the share exchange agreement and the transactions contemplated by that agreement, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the share exchange agreement, or associates of such directors and officers, had any material relationship with All In or any of the shareholders of All In.

The securities of our company that were issued to the shareholders of All In upon the closing of the share exchange agreement, to Venturex in settlement of the promissory note, to a creditor upon conversion of a convertible note, and to subscribers to the private placement, have not been and will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of All In as a reverse acquisition for accounting purposes. We intend to file an amended current report on Form 8-K within 71 days from the filing of this current report that will include audited annual financial statements for the two years ended December 31, 2009, together with a management’s discussion and analysis section describing same.

DESCRIPTION OF THE BUSINESS

General Development of the Business

Our principal executive offices are located at 2505 Anthem Village, Suite E-460, Henderson, NV 89052, and our telephone number is 702.505.9797. Our common stock is quoted on the OTC Bulletin Board under the symbol “KORE”.

We were incorporated under the laws of the State of Nevada on January 16, 2006, and registered as an extra-provincial corporation in the province of British Columbia, Canada on January 3, 2007. Our business model was initially to develop niche snack products to cater to a broad spectrum of health conscious consumers. However, as we were not successful at developing a product line prior to the entry into the share exchange agreement and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders.

Up until December 18, 2008, All In was organized as “Go All In, LLC,” a Delaware limited liability company. Effective December 18, 2008, and pursuant to the terms of an asset purchase agreement, All In’s business and operations were re-organized as a Nevada corporation under the name “Go All In, Inc.” Historical financial and other information presented herein relating to time periods prior to December 18, 2008 is that of All In’s accounting and operational predecessor.

Effective March 4, 2010, we declared a 9.2 for 1 forward split, payable by way of a stock dividend whereby we issued an additional 8.2 shares for each share outstanding to stockholders of record as of February 25, 2010.

Description of Business

Overview

As of the closing of the share exchange agreement, we are engaged in the business of developing, producing, and selling non-alcoholic beverages. Specifically, we have developed and are currently selling bottled water and three energy drinks. Production, storage, and shipping of our products have been contracted out to independent beverage production companies, known as co-packers, which produce our products to our specifications. We intend to expand our production, sales and distribution capacity in the next twelve months.

We associate our products with professional poker, and sports endurance events overall, by securing the endorsements of professional poker players, sponsoring poker tournaments, and hosting our own branded poker tournament. We intend to continue this strategy of brand association with professional poker.

Principal Products

Our current products include bottled water and three different flavors of energy drinks: citrus, grape and root beer. Our products are classified as non-alcoholic ready-to-drink beverages and are classified as “New Age” or “Alternative Beverages”. New Age beverages are distinguishable from mainstream carbonated soft drinks in that they tend to contain less sugar, less carbonation, and natural ingredients. As a general rule, three criteria have been established for such a classification: (1) relatively new introduction to the marketplace; (2) a perception by consumers that consumption is healthier than mainstream carbonated soft drinks; and (3) the use of natural ingredients and flavors in the products.

Energy Drinks

Our energy drinks are labeled “ALL IN ENERGY DRINK”. They are specially formulated with adaptogenic herbs, vitamins and amino acids, which we purport collectively provide sustainable energy, a sharpened sense of focus, and support for the immune system. Herbs such as astralagus, schidandra, Panax Ginseng, and Panax Quinquefolium are used in our proprietary blend to support the immune system. A high-content of vitamins and amino acid ingredients, such as Vitamin C, Niacin, Vitamin B6, Folic Acid, Vitamin B12 and Pantothenic Acid, are included. We believe these ingredients assist with sharpening focus and increasing energy. Our energy drinks are specifically formulated as low calorie, low sodium beverages that contain zero carbohydrates and zero sugar to deliver a consistent level of energy. These qualities are intended to attract the attention of both male and female consumers.

We have sought to differentiate our energy drinks by developing flavors that appeal to consumers, as well as developing formulas that we believe are healthier than competing products. We have sought to appeal to the health conscious consumer by including vitamins and adaptogenic herbs and avoiding the high sugar levels and high carbohydrate contents of competing products.

Water

Our purified water is labeled as “ALL IN PURIFIED WATER”. Our purified water goes through an extensive 12-step purification process. First, high levels of dissolved solids, present in most waters, are filtered out through a multi-step process. The water is then re-mineralized with a specific blend of minerals, which we believe may boost cell regeneration through heightened hydration.

Manufacturing

The manufacture of energy beverages and fortified water is a science that requires specialized equipment, highly trained personnel and intensive quality control oversight. We have identified qualified co-packers in core markets of current (and future) distribution, who, under the scrutiny of our quality control personnel, manufacture our products to our specifications and high quality standards. These co-packers will be employed until such time as volumes justify self-manufacturing. At that time, we intend to build our own facilities for manufacturing.

We have been working with Beverage Science of Delaware to manufacture our energy drinks at their Southern California production and bottling facility. They have significant experience in successfully developing, manufacturing and bottling energy drinks.

We have similarly been working with Fitness Water, Inc., a specialty water bottler based in Southern California, to provide high-quality bottled water, created to our specifications and branded specifically for us. Both Beverage Science and Fitness Water engage in product runs upon request, which allows us to meet demand and balance our inventory requirements throughout the year.

We are currently negotiating with both Beverage Science and Fitness Water on contract terms that we expect to be completed in the very near future.

Sales and Marketing

Our goal is for our products to become leading beverages in the beverage marketplace, initially in the United States, and later in certain international markets. In order to achieve our goal, we intend to increase awareness of our products with both retailers, as wholesale customers, and beverage drinkers, as end-users. We hope to accomplish this by increasing our sponsorships, capitalizing on our celebrity endorsements, and building our poker tournaments, and sports endurance presence worldwide.

Initially, we have pursued a strategy of associating our products with professional poker. To this end, we have sponsored the World Series of Poker, obtained endorsements from a number of professional poker players, and hosted our own poker tournament. We intend to increase and capitalize on these efforts in the coming year as described below.

We have secured, and will continue to seek, endorsements for our products from celebrities, particularly those in the world of professional poker, thereby taking advantage of public relations opportunities often available to such individuals. By securing, widely publicizing and advertising celebrity endorsements, we hope to create consumer awareness of, and demand for, our products. We hope to avoid high endorsement fees by offering a percentage of sales revenue in return for the celebrity’s endorsement. We have taken advantage of the demonstrated ability of celebrities to generate public relations and promotional brand marketing activity at a low cost. We intend to promote our products by using public relations activities across numerous media platforms to generate a high level of brand awareness and consumer interest.

Our marketing and pricing policies have taken into consideration competitors’ prices and our perception of what a consumer is willing to pay for a particular brand and product in the retail environment. Our goal has been to competitively price our products with the other comparable premium brands and provide a higher quality product at the selected price points. We believe our celebrity endorsement strategy supports premium pricing.

We will build on our identity in the sport of poker, and intend to secure distribution of our products in gambling establishments throughout the United States. Distribution will be achieved through wine and spirit distributors and/or specialty food distributors, or through merchandising at hotels, including in-room in mini bars, at gift shops, at restaurants and bars, at swimming pools and work out rooms, and on the gaming floors.

Utilizing the same distribution system, products will be sold in supermarkets, drug stores, convenience stores and in mass merchandisers. Retail pricing will be maintained at parity pricing with competition, supporting the retailer’s demand for a 40% margin off promotion and a 30% margin on promotion. We anticipate that our products will be promoted in store for two one week periods per quarter and we will reduce the cost of goods with a 15% promotional allowance to drive volume and gain trial and visibility. In years one and two, we intend to focus our market penetration strategy on the western United States. For this segment, and then in year three, we anticipate that our market penetration will expand into the southwest markets of Texas and Louisiana where gambling is a pastime.

Through food service distributors, we believe products will be sold into colleges and universities as these consumers have a penchant for energy drinks to sustain their study and social habits.

We intend to expand the Internet sale of products through bulletin board advertising links, and the provision of offers for branded apparel to consumers. We intend to secure advertising space on websites, which will be tagged with our “All in” brand.

We do not currently employ any direct sales personnel. In the short term, we intend to continue to use the talents and services of our management and contractors to sell our products. Later, we plan to form an independent network of contract sales associates managed by company regional managers, a promotional support team, and several market segment specialists who will be paid on a commission basis. In any event, we currently do not intend to hire sales personnel for at least the next twelve months, unless our revenues are enough to absorb the cost of these personnel.

Brand Tie-In with Poker

The majority of poker players in the United States are males ages 21-35. This overlaps significantly with the demographic profile of energy drink consumers. It is also estimated that there are 10 million serious internet poker players (those playing 5+ hrs per week). With the increased accessibility to poker through websites and increased popularity through media coverage, poker has grown into a multi-billion dollar industry. Poker events, such as the World Series of Poker, have gained recognition and coverage through major television networks including ESPN, NBC, and GSN. As a result, poker has become a form of entertainment as well as a mainstream game for gamblers. We have thus determined to focus our marketing efforts on poker players.

Endorsements

In the past, we have received informal endorsements from popular professional poker players. Currently, ten-time World Series of Poker (“WSOP”) champion Johnny Chan, a founding partner of our company, is our main ambassador and has committed to drink our products at all tournaments and appearances as well as wear All In Energy logo branded apparel; and make personal appearances for autographs, signatures, and photographs. We also have relationships with other well-known poker professionals. Building these relationships sets our products apart as the drinks of choice for professional poker players. While we do not have existing written agreements for endorsements, we intend to acquire written endorsement agreements in the future.

World Series of Poker Sponsorship

The WSOP is the largest set of poker tournaments in the world. It is held annually in Las Vegas and, since 2007, has consisted of 55 events. As an official sponsor of the WSOP, in both 2008 and 2009, we enjoyed the following exposure opportunities for our brand and products:

  All In Energy Drink logo on WSOP table felts;

  All In Energy Drink dealer flags were used during the main event;

  All In Energy Drink products were the only water or energy drink served on the WSOP playing floor and our water and energy drinks were automatically stocked on drink trays to ensure availability; and

  All In Energy Drinks and All In Purified Water were pre-set on tables at the start of each day’s play to reinforce our connection to the WSOP.

All In Energy Invitational Poker Tournament

In July 2008, we held the first All In Energy Invitational Poker Tournament (“AIPT”). We did not hold a tournament in 2009 and have no plans to hold one in 2010. The AIPT was designed as an incentive for poker players and energy drink consumers to purchase our products as well as an opportunity to increase exposure of our brand. In 2008, we conducted a customer appreciation contest that awarded free entry to the AIPT to the top 1,000 purchasers of our products through our website. A separate sweepstakes contest randomly selected 200 winners from customers and mail-in entrants. The 1,200 winners competed against each other for a cash prize. We may decide to host similar tournament in the future.

Distribution Methods

We currently have two main avenues for the sale and distribution of our products: our internet website and various retail locations. Retail customers can navigate to our website, www.allinenergy.com, and purchase our products directly from us. We charge the customer’s credit card and the products are shipped directly to the customer. Alternatively, retail customers will be able to obtain our products through traditional retail outlets. Our objective is to sell through retailers such as grocery stores and supermarkets; convenience stores and gas stations; food service operations, such as restaurants and night clubs; cruise ship operators; hotels; and other locations.

All of our products are shipped from Beverage Science and Fitness Water to the fulfillment house, United Fulfillment Solutions (“UFS”), and UFS is responsible for all order fulfillment, distributing our products to retail locations as well as directly to customers. We intend to continually review our shipping and distribution needs in light of regulatory compliance and logistical requirements and may add or change distributors based on those needs. In the event that our relationship with any of our distributors deteriorates, we believe we could replace the distributor with another of comparable quality. However, this would disrupt our business until a replacement distributor is identified and a contract is signed. Thus, maintaining a positive, cooperative relationship with our initial distributor is important to our success.

As is customary in the industry, we will be expected to arrange for our production and shipping needs sufficiently in advance of anticipated requirements. Accordingly, we will work closely with our distributor to anticipate demand for our products. We hope to create a sufficient standing inventory with UFS to eliminate the possibility of unmet demand for our products. Other than minimum case volume requirements per production run, we do not anticipate any minimum production requirements.

Materials

Substantially all of the raw materials used in the production, bottling, and packaging of our products are purchased by Beverage Science and Fitness Water in accordance with our specifications. The raw materials used in the preparation and packaging of our products are purchased from suppliers selected by us or in concert with Beverage Science and Fitness Water. These raw materials are available through a variety of suppliers. Thus, we believe that we are not dependent upon a single supplier, but will have adequate sources of raw materials, which will be available from multiple suppliers.

Competition

The beverage industry is highly competitive. We face significant competition in the business of developing and producing bottled water and energy drinks. We compete with a number of established national and regional beverage producers and private label suppliers. Our non-alcoholic beverage competitors include companies such as Aquafina; Dasani; Arrowhead Water; Red Bull; Rockstar; and Hansen. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several producers who have significantly greater financial, managerial, distribution, advertising, and marketing resources than we do. We compete for product ideas, shelf space, and market share. We believe that our success will depend upon our ability to remain competitive in this field. The failure to compete successfully for market share and for resources could have a material adverse effect on our business.

We believe it is both costly and difficult for large companies to create new brands. As a result, we believe opportunities exist for smaller companies to develop high-quality, high-margin brands, which can grow to be very attractive acquisition candidates for larger companies.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. Our failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

We have filed a trademark application for “All In” and intend to file for a number of trademarks in the United States, including “All In Energy Drink.” In addition, we will seek to have trademark protection in the United States for a number of other trademarks for slogans and product designs.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Governmental Regulations

The production and marketing of our licensed and proprietary non-alcoholic beverages are subject to the rules and regulations of various federal, provincial, state and local health agencies, including the United States Food and Drug Administration (“FDA”) and the United States Alcohol and Tobacco Tax and Trade Bureau (“TTB”). The FDA and TTB also regulate labeling of our products. From time to time, we may receive notification of various technical labeling or ingredient reviews with respect to our products. We believe that we have a compliance program in place to ensure compliance with production, marketing and labeling regulations on a going-forward basis. We are also subject to the laws and regulations applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. There are no regulatory notifications or actions currently outstanding. We intend to ensure regulatory compliance and retain a regulatory law firm to oversee our submissions to various agencies.

Bottled Water

Bottled water is regulated by the FDA, which requires bottled water to comply with bottled water specific standards and regulations relating to food products in general. In addition to bottled water’s rigorous FDA regulations, many times, bottled water is subject to further state standards and other requirements set by trade associations such as the American Beverage Association or the International Bottled Water Association. In addition, the FDA’s standards apply to both domestic and imported brands, no matter where they are produced and sold.

In the United States, specific definitions and meanings (“standards of identity”) apply to the most common types of bottled water. Bottled water manufacturers must ensure that their products meet the FDA’s established standard of identity for bottled water products.

Nutritional information required on water bottle labels varies from region to region and country to country. In the United States, the only labeling required is the traditional “nutrition” label, which has almost no relevant information for water. The FDA requires that suppliers use an “approved source,” which the FDA defines as:

a source of water...that has been inspected and the water sampled, analyzed, and found to be of a safe and sanitary quality according to applicable laws and regulations of state and local government agencies having jurisdiction.

In the United States, tap water is regulated by the stringent United States Environmental Protection Agency, while bottled water is not held to these requirements.

In addition, bottled water must be sealed in safe, sanitary containers, which may be made from plastic or glass. Plastics and all other materials used for contact with foods or beverages must be approved by the FDA to help ensure their safety.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws. We rely on contractors to comply with applicable environmental laws in the production of our products.

Employees

We have no employees other than our president, chief executive officer and secretary. Our operations are overseen directly by management that engages a number of contract employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with manufacturers, distillers, development/research companies, bottling concerns, and certain retail customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks. We also plan to form an independent network of contract sales and regional managers, a promotional support team, and several market segment specialists who will be paid on a variable basis.

RISK FACTORS

Risks Related To Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We have only recently begun producing and distributing energy drinks and bottled water, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products and our poker tournaments, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured.

For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. In addition, we believe that the acceptance and success of our tournament is integral to the success of our products. Our tournament is our primary marketing tool for the sale of our products. If our products are not widely accepted by the market, our business may fail.

Because we rely heavily on our manufacturers and distributors, our ability to successfully conduct business operations is dependent upon their ability to remain operational.

We have arrangements with Beverage Science to develop, produce, and can our energy drinks, and with Fitness Water to produce and bottle our water product. We also have an arrangement with United Fulfillment Solutions whereby it distributes all of our products both nationally and internationally. However, we have not entered into formal agreements with any of these third-party contractors, although we rely heavily on these third-party contractors to supply and distribute our products. Should one or more of them cease operations, dispute our arrangement with them, file for bankruptcy, unilaterally change the terms or pricing of our arrangement, or terminate their relationship with us, we may have significant difficulty replacing them in a timely manner or at all. Our business operations and name brand would likely suffer, and our financial condition could be materially adversely affected.

Changes in the non-alcoholic beverages business environment could impact our financial results.

The non-alcoholic beverages business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. If we are unable to successfully adapt to this rapidly changing environment, our business could be negatively affected.

If energy drinks, bottled water, or poker experience a decline in popularity, our financial condition may materially suffer.

Currently, both energy drinks and poker are enjoying a great deal of popularity. Our strategy has been to capitalize on the popularity of these markets by utilizing poker as a marketing vehicle to sell our products. The bulk of our marketing efforts have focused and will continue to focus on sponsoring and hosting poker tournaments, obtaining poker celebrity endorsements, and branding our products with poker. If poker should suffer a decline in popularity, the return on our marketing efforts will be significantly less than we have anticipated. Similarly, if energy drinks, or bottled water in general, decline in popularity with consumers, particularly with our target market, our sales will likely decline. In either event, our financial condition will be materially adversely affected.

Unfavorable general economic conditions in the United States or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States or in one or more of our other major markets, could negatively affect the affordability of, and consumer demand for, some of our beverages. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Softer consumer demand for our beverages in the United States or in other major markets may negatively affect our financial performance.

If we are not able to successfully and profitably organize and host a poker tournament, our business may fail.

Although we are not intending to host a poker tournament this year, we have previously generated product sales through the bidding process as poker players purchase products through our website, hoping to win a seat in our tournament. If we decide to host another porker tournament, we may not generate enough revenue in sales to cover the prize money and other costs of the tournament and, as a result, our financial condition would be significantly negatively impacted. Further, we may announce that we are hosting a poker tournament but be unable to host the tournament for various reasons, including not being able to find a suitable venue or not having the resources required to host such a tournament. If we are unable to host an announced tournament, we may have to refund our customers for any products they have purchased and we may be sued for failing to host the tournament. The net effect of such events would likely be the loss of value of our brand name and the failure of our business.

If we are not able to acquire or develop, and successfully integrate additional products in the future, our growth strategy will be negatively impacted.

We intend to grow our business primarily through the development of our products as well as acquisitions of other brands. If we have the working capital necessary to do so, we expect to acquire additional brands in the future. There can be no assurance that we will be able to develop or acquire additional products or assimilate all of the products we do develop or acquire into our business or product mix. Acquisitions can be accompanied by risks such as potential exposure to unknown liabilities relating to the acquired product or business. We may enter into joint ventures, which may also carry risks of liability to third parties.

Because we compete in an industry characterized by rapid changes in consumer preferences, our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

Our short-term market distribution and penetration will be limited as compared with the potential market and so our initial views as to customer acceptance of a particular brand can be erroneous, and there can be no assurance that true market acceptance will ultimately be achieved. In addition, customer preferences are also affected by factors other than taste. If we do not adjust to and respond to these and other changes in customer preferences, our sales may be adversely affected.

If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in our company.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, such changes could have a material adverse effect on our financial position or otherwise.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

Our executive officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our business. Management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates. Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and creating or managing other businesses.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers currently offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States and overseas requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels, both in the United States and elsewhere. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in any of the markets in which we operate, they could affect our costs or require changes in our distribution model, which could negatively impact our financial condition. In addition, container-deposit laws, or regulations that impose additional burdens on retailers, could cause a shift away from our products to retailer-proprietary brands, which could impact the demand for our products in the affected markets.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of certain of our products. If these types of requirements become applicable to one or more of our major products under current or future environmental or health laws or regulations, they may inhibit sales of such products. One such law, which is in effect in California, requires that a specific warning appear on any product that contains a substance listed by the state as having been found to cause cancer or birth defects. This law exposes all food and beverage producers to the possibility of having to provide warnings on their products because it does not recognize any generally applicable quantitative thresholds below which a warning is not required. Consequently, the detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label. We are not currently required to display warnings under this law on any of our beverages produced for sale in California. In the future, however, caffeine and other substances detectable in our products may be added to the list pursuant to this law and the related regulations as they currently exist or as they may be amended. If a substance found in one of our products is added to the list, or if the increasing sensitivity of detection methodology results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could negatively affect our sales.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are complex, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting. While smaller reporting companies, such as our company, are currently exempt from the requirement to have such assessment attested by our independent registered public accountant, we believe that the attestation requirement may begin to apply for our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment if required in the future, investor confidence and our share value may be negatively impacted.

Because our business is subject to many regulations and noncompliance is costly, any failure on our part to comply may negatively impact our business.

The production, marketing and sale of our non-alcoholic beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, rules and regulations are subject to change from time to time and while we monitor developments in this area, the fact that we have limited staff makes it difficult for us to keep up to date and we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether regarding labeling, the environment, taxes or otherwise, could have a material adverse effect on our financial condition and results of operations. We depend, to a large degree, upon the third parties with whom we have contracted to produce our products to maintain compliance. However, any failure on their part could have a significant impact on our business.

If we are not able to effectively protect our intellectual property, our business may suffer a material negative impact and may fail.

We believe that our brand is important to our success and our competitive position, however we currently have only secured one trademark. If we are unable to secure trademark protection for our intellectual property in the future or that protection is inadequate for future products, our business may be materially adversely affected. Further, we cannot be sure that our activities do not and will not infringe on the intellectual property rights of others. If we are compelled to prosecute infringing parties, defend our intellectual property or defend ourselves from intellectual property claims made by others, we may face significant expenses and liability as well as the diversion of management’s attention from our business, any of which could negatively impact our business or financial condition.

Risk Related to our Stock

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 150,000,000 shares of common stock, of which 68,854,308 shares are issued and outstanding, and 50,000,000 shares of preferred stock, of which none are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ a stock exchange like the NYSE AMEX. Accordingly, shareholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

We were incorporated under the laws of the State of Nevada on January 16, 2006, and registered as an extra-provincial corporation in the province of British Columbia, Canada on January 3, 2007. Our business model was to develop niche snack products to cater to a broad spectrum of health conscious consumers. However, as we had not successfully developed a product line at the time immediately prior to the entry into the share exchange agreement with All In, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders. As a result, on March 31, 2010, we completed the acquisition of All In pursuant to the terms of the share exchange agreement.

Because we are the successor business to All In, and because the operations and assets of All In represent our entire business and operations as of the closing date of the share exchange agreement, our management’s discussion and analysis is based on All In’s operations. All In was incorporated on May 24, 2007.

The following discussion should be read in conjunction with our financial statements and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations

Product Development

We intend to continue the development and refinement of new products over the coming twelve months. We intend to work closely with Beverage Science to develop new products in such a way that the final products will compete effectively in the marketplace due to their appealing flavors and branding relative to similar products in the marketplace. Our management will also investigate the possibility of acquiring other companies who have developed a single product. We will also seek out companies who are willing to license complementary products, which we could produce and sell.

We intend to develop our products by mixing our base energy formula with flavor agents procured from a flavor company. Such companies supply flavors to the food and beverage industries in both large and small quantities. We will also seek assistance from Beverage Science in evaluating the product quality of various brands, which we may considered acquiring or licensing.

Growth

We plant to significantly increase the production, sales, and distribution of our products over the next twelve months. We anticipate we will develop or acquire new products, increase production with Beverage Science and Fitness Water, build a standing inventory with UFS, and increase our marketing efforts, including endorsements, sponsorships, tournaments, and website development and promotion. We hope that our marketing efforts will result in an increased demand for our products by consumers. We intend to be able to meet that increased demand immediately by increasing our production rate ahead of our anticipated increase in demand. Beverage Science and Fitness Water have indicated that they have sufficient capacity to increase output of our products according to current and future demand profiles. By increasing production and building a standing inventory with UFS, our fulfillment house, we are attempting to ensure that consumers will not have to wait to obtain our products.

PROPERTIES

We do not own any real property used in the operation of our current business. We maintain our corporate office at 2505 Anthem Village, Suite E-460, Henderson, NV 89052. We believe that the condition of our leased property is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 31, 2010, certain information with respect to the beneficial ownership of our common stock by of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock they hold, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of March 31, 2010, there were no shareholders known by us to be the beneficial owner of more than 5% of our common stock. All of the below have an address at 2505 Anthem Village, Suite E-460, Henderson, NV 89052, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Jeffrey Todd Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	-	-

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Jason Chan Secretary and Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	450,374	0.7%
Larry Lucas Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	-	-
Paul Taylor Director c/o 2505 Anthem Village, Suite E-460, Henderson, NV 89052	Common	-	-
Deanna Embury President and Director 1721 – 938 Smithe Street Vancouver, BC, Canada V6Z 3H8	Common	100,000	0.2%
All officers and directors as a group (5 persons)	Common	550,374	0.9%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Assuming the cancellation of 101,080,000 shares held by Deanna Embury and Katherine Rodgers and the issuance of 32,167,124 shares to the shareholders of All In and 1,000,000 shares to Venturex Global Investment Corp., we would have 63,596,432 shares of our common stock issued and outstanding, which is the number of issued and outstanding shares used to calculate the percentages in the above table. We are obligated to issue 2,000,000 shares pursuant to a private placement that we completed on March 31, 2010; 200,000 shares pursuant to the conversion of a convertible note on March 31, 2010; and 3,257,876 shares to the shareholders of All In as the balance of the shares exchanged under the share exchange agreement (see “Item 2.01 – Completion of Acquisition of Assets”). Assuming the issuance of those shares, we would have 69,054,308 shares of our common stock issued and outstanding.

Changes in Control

As a result of the closing of the share exchange agreement with All In, we experienced a change of control, as a majority of new directors were appointed to our board. In addition, 101,080,000 restricted shares of our common stock held by our former officers, who were previously controlling shareholders of our company, were returned to treasury and cancelled in connection with the closing of the share exchange agreement. We have no shareholders holding more than 5% of our common stock as of March 31, 2010.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Deanna Embury	President and Director	34	October 13, 2006
Jason Chan	Secretary and Director	28	March 31, 2010
Jeffrey Todd	Director	44	March 31, 2010
Larry Lucas	Director	58	March 31, 2010
Paul Taylor	Director	55	March 31, 2010

Significant Employees

We have no significant employees aside from our officers and directors.

Family Relationships

There are no family relationships between or among our directors, executive officers or persons nominated or chosen by our company to become directors or executive officers.

Business Experience

Deanna Embury, President and Director

Deanna Embury has been the president and a director of our company since October 13, 2006. Ms. Embury is the co-founder and president of Licious Living, Inc., a private company that retails and delivers healthy meals and snacks. Founded in 2002, Licious Living Inc. has operations in Vancouver, British Columbia and Toronto, Ontario. Ms. Embury brings over twelve years of business experience to Kore Nutrition. She holds a Masters of Business Administration from the Edinburgh Business School and a Bachelor of Arts from the University of British Columbia.

Jeffrey Todd, Director

Jeff Todd has been the managing partner and president of SourcePro Corporation, a company that specializes in executive search and placement of professionals in the manufacturing world, since January, 2000. SourcePro’s clients include companies involved in the food and beverage, technology, and entertainment industries. Mr. Todd obtained a bachelors degree from the University of Redlands in June, 1988.

Jason Chan, Secretary and Director

Jason Chan has been a realtor and consultant for Jason Chi Chan, LLC since May, 2006. From May, 2005 to May, 2006, he was the manager of Chan Poker, LLC. Mr. Chan obtained a Bachelor of Arts degree from the University of Nevada, Las Vegas, in May, 2005.

Larry Lucas, Director

Mr. Lucas has over 35 years of executive sales/marketing experience in the United States and internationally. Since April, 2005, he has been a senior vice-president of SSC Marketing Inc. From May, 1994 until April, 2005, Mr. Lucas was the national sales manager of California Scents, a leading air freshener company. Mr. Lucas serves on the board of several consumer products companies, and is a member of several national management and business associations. He has also held senior executive positions with companies such as Bausch & Lomb, Vivitar Corporation and Pentel of America. Mr. Lucas received a Bachelor of Science in Business Administration from the Kansas State Teachers College in May, 1974.

Paul Taylor, Director

Mr. Taylor has been the president of Taylor Consulting since 2008. From 2004 until 2008, he was the east coast manager for Tasker Products Corp., a company engaged in the manufacture, distribution and marketing of products that use a process that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout certain interactions with hydrogen. From 2000 to 2004, Mr. Taylor was the northeast sales manager for Vasomedical Inc., a company that develops and markets non-invasive counterpulsation devices for the treatment of cardiac patients. Mr. Taylor obtained a Bachelor of Science in Business Administration from the University of Delaware in June, 1978.

Involvement in Certain Legal Proceedings

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

EXECUTIVE COMPENSATION

Employment Contracts

We intend to enter into employment agreements with our named officers. As of the date of this report, there are no current arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

As of the date of this report, we have not adopted any incentive plan. In the near future, we will adopt a stock incentive plan pursuant to which 5% of our issued and outstanding common shares will be reserved for stock option grants to our key employees, officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related Party Transactions

Effective November 1, 2006, we entered into employment agreements with our president, Deanna Embury, and our former officer, Katherine Rodgers, regarding their respective services. Pursuant to the agreements, we agreed to compensate Ms. Rodgers and Ms. Embury at the rate of $25,000 and $50,000 per year, respectively. The agreements were to expire on October 31, 2008, but were extended on a month to month basis on the same terms until the closing of the share exchange agreement with All In. In accordance with the agreements, on April 30, 2008, we issued 3,000,000 shares of common stock to Ms. Embury and 2,000,000 common shares to Ms. Rodgers at a price of $0.02 per share, in full settlement of unpaid salaries of $106,250 (salaries earned through March 2008). Ms. Rodgers resigned from all officer positions effective as of the closing of the share exchange agreement.

In connection with the closing of the share exchange agreement, Ms. Embury and Ms. Rodgers entered into return to treasury agreements with our company whereby they agreed to cancel an aggregate of 101,080,000 restricted shares of our common stock, in consideration for an aggregate payment by our company of $40,000. In addition, we repaid Ms. Embury $22,500 in complete satisfaction of all debt owed by our company to Ms. Embury.

Corporate Governance

Director Independence

Our common stock is quoted on the OTC Bulletin Board, which does not have director independence requirements.

As a result of our limited operating history and limited resources, our management believes that we will have difficulty in attracting independent directors. In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors. Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “KORE.OB”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on January 20, 2009. There were no trades of our common stock until March 22, 2010. The closing price of our common stock on April 1, 2010 was $0.45 per share.

Holders

As of March 31, 2010, there were 53 holders of record of our common stock.

Dividends

Effective March 4, 2010, we declared a 9.2 for 1 forward split, payable by way of a stock dividend whereby we issued an additional 8.2 shares for each share outstanding to stockholders of record as of February 25, 2010.

Other than as described above, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the board.

Equity Compensation Plans

As of April 6, 2010, we have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

All sales of our unregistered securities during the period from January 1, 2009 to December 31, 2009 have been previously reported.

Effective February 22, 2010, we issued a 5% convertible promissory note in the principal amount of $100,000 to a creditor of our company in connection with the making of the bridge loan to All In. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we agreed to issue an aggregate of 35,425,000 shares of our common stock to shareholders of Go All In, Inc. in connection with the share exchange agreement, of which 30,687,124 were issued effective March 31, 2010. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we issued 1,000,000 shares to Venturex Global Investment Corp., at a deemed price of $0.50 per share, in full and final settlement of a debt owned by All In to Venturex. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we issued 200,000 shares to a creditor of our company in connection with the conversion by the creditor of the convertible note in the principal amount of $100,000, discussed above, at a conversion price of $0.50 per share. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective March 31, 2010, we issued 2,000,000 units at a price of $0.50 per unit for gross proceeds of $1,000,000, with each unit consisting of one share of our common stock and one share purchase warrant, with each warrant entitling the holder thereof to purchase one additional share of our common stock at the exercise price of $0.60 per share. See “Item 2.01 – Completion of Acquisition of Assets”.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

The following description of our capital stock and certain provisions of our articles of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.

Our articles of incorporation authorize the issuance of 150,000,000 shares of common stock, with a par value of $0.001 and 50,000,000 preferred shares with a par value of $0.001.

Non-Cumulative Voting.

The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the our directors.

Common Stock

The holders of shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors and are entitled to share ratably in all of the assets of our company available for distribution to the holders of shares of common stock upon the liquidation, dissolution or winding up of our affairs. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

Warrants

As of the date of this report, we have no warrants outstanding.

Options

As of the date of this report, we have no options outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our shareholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of our company or who is or was serving at the request of our company as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a Covered Person shall be indemnified and held harmless by our company to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and administrators.

Our bylaws further provide that no indemnification shall be provided hereunder to any Covered Person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors nor shall we indemnify any Covered Person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year.

Item 2.03	Creation of a Direct Financial Obligation

Effective March 31, 2010, we entered into an assumption agreement with Go All In, Inc., and Venturex Global Investment Corp., a creditor of Go All In, Inc., pursuant to which we agreed to assume the obligation to repay a promissory note in the principal amount of $500,000 from Go All In, Inc. Effective March 31, 2010, we converted all of the assumed debt into shares of our common stock in connection with the closing of the share exchange agreement described under Item 2.01 herein.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 2.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

The information contained in Item 2.01 above related to resignations and appointments of the registrant’s officers and directors responsive to this Item 5.02 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

To the extent the financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K are determined to be required to be filed, they will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

To the extent the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K is determined to be required to be filed, it will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description of Exhibit
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
3.2	Bylaws (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
3.3

Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 16, 2010 (incorporated by reference from our current report on Form 8-K as filed with the Commission on February 23, 2010)

(10)	Material Contracts
10.1	Employment Agreement with Deanna Embury (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
10.2	Employment Agreement with Katherine Rodgers (incorporated by reference from our registration statement on Form S-1, as filed with the Commission on August 29, 2008)
10.3

Share Exchange Agreement dated February 26, 2010 among our company, Go All In, Inc. and the shareholders of Go All In, Inc. (incorporated by reference from our current report on Form 8-K, as filed with the Commission on March 4, 2010)

10.4

Promissory Note and Security Agreement dated February 26, 2010 among our company and Go All In, Inc. (incorporated by reference from our current report on Form 8-K, as filed with the Commission on March 4, 2010)

10.5*	Form of Convertible Promissory Note, dated effective as of February 22, 2010

Exhibit Number	Description of Exhibit
10.6*	Form of Unit Subscription Agreement, dated effective as of March 31, 2010
10.7*	Assumption Agreement among our company, Go All In, Inc. and Venturex Global Investment Corp., dated March 31, 2010
10.8*	Debt Settlement Subscription Agreement among our company and Venturex Global Investment Corp., dated March 31, 2010
10.9*	Form of Lock Up Agreement among our company and certain shareholders of Go All In, Inc., dated March 31, 2010
10.10*	Escrow Agreement among our company and certain shareholders of Go All In, Inc., dated March 31, 2010
10.11*	Return to Treasury Agreement between our company and Deanna Embury, dated March 31, 2010
10.12*	Return to Treasury Agreement between our company and Katherine Rodgers, dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Deanna Embury
Deanna Embury
President and Director

Date: April 6, 2010